EXHIBIT 99.1

Amphenol

News Release

World Headquarters

358 Hall Avenue

P. O. Box 5030

Wallingford, CT 06492-7530

Telephone (203) 265-8900

FOR IMMEDIATE RELEASE

For Further Information:
Diana G. Reardon
Senior Vice President and Chief Financial Officer
203/265-8630
www.amphenol.com

AMPHENOL CORPORATION

ANNOUNCES MANAGEMENT SUCCESSION PLAN

Wallingford, Connecticut.  June 17, 2008.  Amphenol Corporation  (NYSE-APH)  announced today that effective January 1, 2009, R. Adam Norwitt, currently the Company’s President and Chief Operating Officer, will become Chief Executive Officer of the Company and a member of the Board of Directors.  Martin H. Loeffler, currently the Company’s Chairman and Chief Executive Officer, will be appointed to the newly created position of Executive Chairman of the Company with specific emphasis on the Company’s strategic direction and the continued development of the Company’s leadership team.

Amphenol Chairman and CEO, Martin H. Loeffler, commented: “I am extremely pleased to make this announcement.  Adam’s appointment will provide a smooth transition of management responsibility and ensure the continuity and enhancement of our profitable growth plans, and the pursuit of our long term strategic vision.  Since his appointment as President and Chief Operating Officer of the Company, Adam has made a significant contribution to Amphenol’s growth and profitability, expanding into new markets and demonstrating a deep knowledge of all facets of our global business.  In addition, he is passionate about the Company’s culture of performance and accountability.  I am confident in his ability to lead Amphenol and our excellent management team.  As Executive Chairman, I look forward to working with

Adam and with the entire Amphenol management team to capitalize on the opportunities presently before us to continue our track record of outstanding performance.”

Amphenol President and Chief Operating Officer, Adam Norwitt, commented:  “Amphenol is an exceptional company.  Over the last twelve years as CEO, Martin has worked with the Amphenol management team to build a high performance entrepreneurial culture focused on providing customers with leading technology interconnect solutions.  The execution of these strategies has created significant value for customers, shareholders and employees.  I am excited to have the opportunity to build on this foundation and to lead this truly outstanding Company into its next phase of value creation.”

Mr. Norwitt has held a variety of management, business development and operating positions in Amphenol operations in Asia and the United States since joining Amphenol in 1998.  Prior to his appointment as President and Chief Operating Officer on January 1, 2007, he served as a Senior Vice President of the Company and as Group General Manager of Amphenol’s Worldwide RF and Microwave Products Operations.  Mr. Norwitt is a graduate of Georgetown University, has a law degree from the University of Michigan and an MBA from INSEAD.

Amphenol Corporation is one of the world’s leading producers of electronic and fiber optic connectors, cable and interconnect systems.  Amphenol products are engineered and manufactured in the Americas, Europe and Asia and sold by a worldwide sales and marketing organization.  Amphenol has a diversified presence as a leader in high growth segments of the interconnect market including:  Military, Commercial Aerospace, Automotive, Broadband Communication, Industrial, Information Technology and Data Communications Equipment, Mobile Devices and Wireless Infrastructure.

Statements in this press release which are other than historical facts are intended to be “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, the  Private Securities Litigation Reform Act of 1995 and other related laws.  While the Company believes such statements are reasonable, the actual results and effects could differ materially from those currently anticipated.  Please refer to (Part I,

Item 1A) of the Company’s Form 10-K for the year ended December 31, 2007, for some factors that could cause the actual results to differ from estimates.  In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise.